Execution Copy

Fourth AMENDMENT TO REVOLVING CREDIT AGREEMENT

This Fourth Amendment to the Revolving Credit Agreement ("Fourth Amendment") is entered as of November 29, 2001 by and among (i) Burtek Systems, Inc., a Canadian corporation, Richardson Electronics Canada, Ltd., a Canadian corporation; (ii) Richardson Electronics Limited f/k/a Richardson Electronics (Europe) Ltd., an English limited liability company; (iii) RESA, SNC, a French partnership, Richardson Electronique SNC, a French partnership, Richardson Electronics Iberica, S.A., a Spanish corporation, Richardson Electronics GmbH, a German limited liability company, Richardson Electronics Benelux B.V., a Dutch private limited liability company, (iv) Richardson Sweden Holding AB, a Swedish corporation (the "Borrowers"), the lenders from time to time parties hereto (each, a "Lender" and collectively, the "Lenders"), Bank One, N.A. London Branch as Eurocurrency Agent (the "Eurocurrency Agent"), Bank One, N.A., Canada Branch, as Canada Agent (the "Canada Agent") (the Eurocurrency Agent and the Canada Agent are collectively referred to as the "Funding Agents" and each individually a "Funding Agent"), and American National Bank and Trust Company of Chicago, as administrative agent (in such capacity, the "Administrative Agent").

          WHEREAS, the Borrowers, the Lenders, the Eurocurrency Agent, the Canada Agent, and the Administrative Agent have entered into that certain Revolving Credit Agreement, dated July 1, 2000 (as amended or modified from time to time, the "Agreement"); all capitalized terms stated in this Fourth Amendment and not defined herein shall have the same meaning as set forth in the Agreement;

          WHEREAS, the Lenders have made Loans to the Borrowers pursuant to the Agreement as amended by a First Amendment entered into as of February 13, 2001, further amended by a letter agreement dated July 23, 2001, and further amended by a Third Amendment entered into as of August 31, 2001;

          WHEREAS, the Lenders, the Guarantor and the Borrowers have agreed to modify the financial covenants to be undertaken by the Guarantor pursuant to the Guaranty; and

          WHEREAS, the Lenders, the Guarantor and the Borrowers have agreed to modify the pricing schedule applicable to the Facilities and otherwise amend certain terms of the Agreement as set forth herein.

Now, therefore, in consideration of the fulfillment of each of the terms and conditions set forth herein, the parties hereto agree as follows:

Section 1. Amendment to Agreement: Amendment to the Pricing Schedule.

The Pricing Schedule shall be deleted in its entirety and replaced by the Pricing Schedule appearing as Annex A to this Fourth Amendment.
Section 2. Reaffirmation Of Guaranty

The Guarantor hereby confirms that it is familiar with the terms of the Agreement and with the financial condition of each Borrower and, after giving effect to all of the terms and conditions contained in this Fourth Amendment, including, without limitation, the amendment to the Pricing Schedule and the incorporation by reference in the Guaranty of certain amended financial covenants of the Domestic Facility, the Guaranty remains in full force and effect, and includes all obligations of each Borrower under the Agreement, as amended by this Fourth Amendment. The reaffirmation of the Guaranty contained in this Section 2 is not intended to affect or limit the continuing and unlimited nature of the Guaranty and all other terms of the Guaranty are hereby reaffirmed and remain in full force and effect.

Section 3. Conditions Precedent

The effectiveness of this Fourth Amendment is conditioned upon:

a. The representations and warranties contained in Section 4 being true and correct for each Borrower and for the Guarantor as of the date hereof except to the extent that any such representation and warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date.

b. Delivery by each of the Borrowers, the Guarantor and the required Lenders of a duly executed original of this Fourth Amendment.

c. Payment of the expenses as set forth in Section 8 hereof.

Section 4. Representations and Warranties.

Each Borrower and the Guarantor represents and warrants to the Administrative Agent and the Lenders that:

a. The representations and warranties contained in the Agreement and in the Guaranty are true and correct in all material respects, on and as of the date hereof as if such representations and warranties had been made on and as of the date hereof, such representations and warranties being incorporated herein by this reference to "Documents" or terms of like import shall include this Fourth Amendment and all documents, instruments and agreements entered into pursuant thereto; and

b. Each Borrower and the Guarantor is in compliance with all the terms and provisions set forth, respectively, in the Agreement and in the Guaranty and no Default or Unmatured Default has occurred and is continuing.

Section 5. Full Force and Effect.

Except as expressly provided herein, the Documents shall continue in full force and effect in accordance with the provisions thereof on the date hereof. As used in the Agreement, the terms "Agreement", "this Agreement", "herein", "hereafter", "hereto", "hereof", and words of similar import, shall, unless the context otherwise requires, mean the Agreement as amended by this Fourth Amendment.

Section 6. APPLICABLE LAW.

THIS FOURTH AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS.

Section 7. Counterparts.

This Fourth Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute one instrument. One or more counterparts of this Fourth Amendment may be delivered by facsimile, with the intention that each such delivery shall the same effect as delivery of an original counterpart hereof.

Section 8. Expenses.

The Guarantor agrees to pay all out-of-pocket expenses incurred by the Agent in connection with the preparation, execution and delivery of this Fourth Amendment and the other documents incident hereto, including, but not limited to, the reasonable fees and disbursements of Baker & McKenzie, counsel for the Administrative Agent.

Section 9. Headings.

The headings of this Fourth Amendment are for the purposes of reference only and shall not affect the construction of this Fourth Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be duly executed by their duly authorized officers, all as of the date and year first above written.

BORROWERS:	ADMINISTRATIVE AGENT:
BURTEK SYSTEMS, INC. BY: /S/ WILLIAM J. GARRY TITLE: TREASURER	AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO BY: TITLE:
RICHARDSON ELECTRONICS CANADA, LTD. BY: /S/ WILLIAM J. GARRY TITLE: TREASURER	FUNDING AGENTS: BANK ONE, N.A., London Branch BY: TITLE:
RICHARDSON ELECTRONICS LIMITED (f/k/a RICHARDSON ELECTRONICS (EUROPE), LTD.) BY: /S/ WILLIAM J. GARRY TITLE: DIRECTOR	BANK ONE, N.A., CANADA BRANCH (Successor by assignment from Bank One Canada) BY: TITLE:
RESA, SNC BY: /S/ WILLIAM J. GARRY TITLE: CO-GERANT	LENDERS: HARRIS TRUST AND SAVINGS BANK BY: TITLE:
RICHARDSON ELECTRONIQUE SNC BY: /S/ WILLIAM J. GARRY TITLE: CO-GERANT	BANK OF MONTREAL BY: TITLE:
RICHARDSON ELECTRONICS IBERICA, S.A. BY: /S/ WILLIAM J. GARRY TITLE: MANAGING DIRECTOR, PRESIDENTE	NATIONAL CITY BANK, CANADA BRANCH (successor by assignment from National City Canada, Inc.) BY: TITLE:
RICHARDSON ELECTRONICS GMBH BY: /S/ WILLIAM J. GARRY TITLE: GESCHAFTSFUHRER	NATIONAL CITY BANK BY: TITLE:
RICHARDSON ELECTRONICS BENELUX B.V. BY: /S/ WILLIAM J. GARRY TITLE: MANAGING & SUPERVISING DIRECTOR	LASALLE BANK NATIONAL ASSOCIATION BY: TITLE:
RICHARDSON SWEDEN HOLDING AB BY: /S/ WILLIAM J. GARRY TITLE: DIRECTOR	LASALLE BUSINESS CREDIT, a division of ABN AMRO Bank Canada BY: TITLE:
BANK ONE, N.A., London Branch BY: TITLE:
BANK ONE, N.A., CANADA BRANCH (Successor by assignment from Bank One Canada) BY: TITLE:
BANK ONE CAPITAL MARKETS LIMITED (f/k/a First Chicago Ltd.) BY: TITLE:
GUARANTOR:
Acknowledged and agreed to or of the day and year first above written. RICHARDSON ELECTRONICS, LTD. BY: TITLE:

ANNEX A

PRICING SCHEDULE
APPLICABLE MARGIN	LEVEL I STATUS	LEVEL II STATUS	LEVEL III STATUS	LEVEL IV STATUS	LEVEL V STATUS
Eurocurrency Rate	1.25%	1.50%	1.75%	2.00%	2.25%
BA Rate	1.25%	1.50%	1.75%	2.00%	2.25%

For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

"Financials" means the annual or quarterly financial statements of the Guarantor delivered pursuant to the Guaranty.

"Level I Status" exists at any date if, as of the last day of the fiscal quarter of the Guarantor referred to in the most recent Financials, the Senior Funded Debt to Cash Flow Ratio is less than 1.50 to 1.00.

"Level II Status" exists at any date if, as of the last day of the fiscal quarter of the Guarantor referred to in the most recent Financials,

(i) the Guarantor has not qualified for Level I Status and
(ii) the Senior Funded Debt to Cash Flow Ratio is less than or equal to 2.00 to 1.00.

"Level III Status" exists at any date if, as of the last day of the fiscal quarter of the Guarantor referred to in the most recent Financials,

(i) the Guarantor has not qualified for Level I Status or Level II Status and
(ii) the Senior Funded Debt to Cash Flow Ratio is less than 2.50 to 1.00.

"Level IV Status" exists at any date if, as of the last day of the fiscal quarter of the Guarantor referred to in the most recent Financials,

(i) the Guarantor has not qualified for Level I Status, Level II Status or Level III Status and
(ii) the Senior Funded Debt to Cash Flow Ratio is less than or equal to 3.00 to 1.00."

"Level V Status" exists at any date if the Guarantor has not qualified for Level I Status, Level II Status, Level III Status or Level IV Status."

"Status" means, at any date of determination, whichever of Level I Status, Level II Status, Level III Status, Level IV Status, or Level V Status exists at such time.

The Applicable Margin set forth above shall be subject to adjustment (upwards or downwards, as appropriate) based on the Guarantor's Status as at the end of each fiscal quarter in accordance with the table set forth above. The Guarantor's Status as at the last day of each fiscal quarter shall be determined from the then most recent annual or quarterly financial statements of the Guarantor delivered by the Guarantor pursuant to the Guaranty and the Compliance Certificate delivered by the Borrower pursuant to the Guaranty. The adjustment, if any, to the Applicable Margin shall be effective commencing five (5) days after the delivery to the Lenders of such financial statements and Compliance Certificate. In the event that the Guarantor shall at any time fail to furnish to the Lenders such financial statements and Compliance Certificate within the time limitations specified by the Guaranty, then the maximum Applicable Margin shall apply from the date of such failure until the fifth (5th) day after such financial statements and Compliance Certificate are so delivered. Notwithstanding anything to the contrary contained herein, the Guarantor's Status from January 15, 2002 to and including the later of (i) May 31, 2002 or (ii) five (5) days after the delivery to the Lenders of the May 31, 2002 financial statements of the Guarantor accompanied by a current Compliance Certificate, shall be deemed to be Level V Status.